Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES THIRD QUARTER RESULTS
BANNOCKBURN, IL., November 6, 2019 - Option Care Health, Inc. (Nasdaq: BIOS), the nation’s largest independent provider of home and alternate site infusion services, today announced financial results for the third quarter ended September 30, 2019.
Transaction Highlights

•
Completed merger between legacy Option Care Enterprises, Inc. (“Option Care”) and BioScrip, Inc. (“BioScrip”) organizations on August 6, 2019 to create Option Care Health, Inc. (“Option Care Health” or the “Company”)

•	Established new Executive Leadership Team and broader field and functional leadership of the Company, retaining key talent across both legacy organizations

•	Achieved significant progress in integrating commercial organizations and optimizing commercial resource deployment

•	Initiated integration efforts across procurement strategies, field resource optimization and spending reduction initiatives

John C. Rademacher, Chief Executive Officer, commented, “I’m pleased to report solid third quarter results and the considerable progress we have made to integrate our two organizations since the transaction closed in early August. Our newly combined team has come together under the unified purpose to set the standard for infusion therapy in the alternate site setting. While we still have a significant amount of work ahead of us, I feel we are on plan and building momentum. Through the hard work of our teams across various functions, we have developed a comprehensive plan to deliver at least $60 million in net synergies and I’m excited about all the opportunities at hand for our combined company.”
Third Quarter 2019 Financial Highlights
Please note that all financial data disclosed below, as well as in the forthcoming 10-Q, is comprised of the results of legacy Option Care and its affiliates and incorporate BioScrip results from August 6, 2019 prospectively. Thus, comparisons to historical periods are relative to legacy Option Care and its affiliates only.

•	Net revenue of $615.9 million, up 24.7% compared to $493.9 million in the third quarter of 2018

•	The deduction for bad debt and contractual adjustments embedded in net revenue (presented consistent with ASC 606) represented 3.9% of gross revenue, compared to 2.8% in the third quarter of 2018

•	Gross profit of $137.8 million, 22.4% of net revenue, up 27.3% compared to $108.2 million, 21.9% of revenue, in the third quarter of 2018

•	Net loss of $42.8 million, or $0.07 per share, compared to net income of $1.8 million, or $0.00 per share, in the third quarter of 2018

•	Adjusted EBITDA of $34.8 million, up 32.1% compared to $26.3 million in the third quarter of 2018

•	Cash used in operations of $5.8 million impacted by integration and merger-related outflows, as well as higher disbursements to remediate legacy BioScrip vendor balances

•	Cash balances of $52.8 million at the end of the third quarter and no outstanding borrowings on the Company’s $150 million revolver

Conference Call
The conference call can be accessed by dialing (866) 360-3136 for U.S. participants, or (602) 563-8603 for international participants, and referencing conference ID 9661889; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health (NASDAQ: BIOS), is the largest independent provider of home and alternate site infusion services in the United States.  With over 6,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states.  Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and employees. To learn more, please visit our website at OptionCareHealth.com.

Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; and (iv) the loss of one or more key payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, acquisition, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(unaudited)
	September 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,789	$36,391
Accounts receivable, net	336,303	310,169
Inventories	109,235	83,340
Prepaid expenses and other current assets	46,919	37,525
Total current assets	545,246	467,425

NONCURRENT ASSETS:
Property and equipment, net	131,982	93,142
Intangible assets, net	395,078	219,713
Goodwill	1,419,373	632,469
Other noncurrent assets	90,246	15,462
Total noncurrent assets	2,036,679	960,786
TOTAL ASSETS	$2,581,925	$1,428,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$213,149	187,886
Other current liabilities	106,519	52,111
Total current liabilities	319,668	239,997

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,259,460	535,225
Other noncurrent liabilities	81,115	50,164
Total noncurrent liabilities	1,340,575	585,389
Total liabilities	1,660,243	825,386

STOCKHOLDERS’ EQUITY	921,682	602,825
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,581,925	$1,428,211

Schedule 2

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
NET REVENUE	$615,880	$493,928	$1,589,638	$1,434,061
COST OF REVENUE	478,107	385,683	1,252,281	1,122,846
GROSS PROFIT	137,773	108,245	337,357	311,215

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	133,475	85,929	315,815	258,314
Depreciation and amortization expense	16,023	9,557	36,142	28,180
Total operating expenses	149,498	95,486	351,957	286,494
OPERATING (LOSS) INCOME	(11,725)	12,759	(14,600)	24,721

OTHER INCOME (EXPENSE):
Interest expense, net	(21,509)	(11,025)	(44,117)	(34,313)
Other, net	(5,984)	440	(4,661)	(1,514)
Total other expense	(27,493)	(10,585)	(48,778)	(35,827)

(LOSS) INCOME BEFORE INCOME TAXES	(39,218)	2,174	(63,378)	(11,106)

INCOME TAX EXPENSE (BENEFIT)	3,576	383	(3,269)	(1,737)
NET (LOSS) INCOME	$(42,794)	$1,791	$(60,109)	$(9,369)

Net (loss) income per share, basic and diluted	$(0.07)	$0.00	$(0.10)	$(0.02)

Schedule 3

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(60,109)	$(9,369)
Adjustments to reconcile net loss to net cash provided by operations:
Total depreciation and amortization expense	38,997	30,447
Other non-cash adjustments	21,446	1,922
Changes in operating assets and liabilities:
Accounts receivable, net	71,029	(32,483)
Inventories	(6,212)	4,010
Accounts payable	(36,157)	8,683
Other	(12,424)	8,988
Net cash provided by operating activities	16,570	12,198

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(13,150)	(20,716)
Other investing cash flows	636	—
Business acquisitions, net of cash acquired	(700,170)	(9,917)
Net cash used in investing activities	(712,684)	(30,633)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	981,050	1,000
Retirement of debt obligations	(226,738)	—
Deferred financing costs	(36,538)	—
Other financing cash flows	(5,262)	(4,112)
Net cash provided by (used in) financing activities	712,512	(3,112)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	16,398	(21,547)
Cash and cash equivalents - beginning of the period	36,391	53,116
CASH AND CASH EQUIVALENTS - END OF PERIOD	$52,789	$31,569

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Consolidated net (loss) income	$(42,794)	$1,791	$(60,109)	$(9,369)
Interest expense, net	21,509	11,025	44,117	34,313
Income tax expense	3,576	383	(3,269)	(1,737)
Depreciation and amortization expense	17,407	10,304	38,997	30,447
Consolidated EBITDA	(302)	23,503	19,736	53,654

EBITDA adjustments
Accounting principle changes and non-cash charges	4,277	—	8,535	—
Stock-based incentive compensation	2,745	564	3,898	1,671
Loss on extinguishment of debt	5,469	—	5,469	72
Restructuring, acquisition, integration and other	22,585	2,261	40,151	8,554
Consolidated adjusted EBITDA	$34,774	$26,328	$77,789	$63,951